UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2008

CRC CRYSTAL RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52472	86-0728263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4952 East Encanto Street, Mesa, Arizona 85205

(Address of principal executive offices)(Zip Code)

(480) 452-3301

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2008, the Company entered into an employment agreement with Dr. Kiril A. Pandelisev  Dr Pandelisev serves as Chief Executive Officer of the Company.  Dr Pandelisev’s base yearly salary payable twice every month is $170,000, with any unpaid salary converted into options every quarter to purchase shares of common stock in the Company.

On May 1, 2008, the Company entered into an employment agreement with Lt. Gen. Charles J. Searock.  Mr. Searock serves as President of the Company.  Mr. Searock’s base yearly salary payable twice every month is $130,000, with any unpaid salary converted into options every quarter to purchase shares of common stock in the Company.

On May 1, 2008, the Company entered into an employment agreement with Mr. Don Meyers.  Mr. Meyers serves as Chief Financial Officer of the Company.  Mr. Meyers’s base yearly salary payable twice every month is $120,000, with any unpaid salary converted into options every quarter to purchase shares of common stock in the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Employment Agreement with Dr. Kiril A. Pandelisev.
99.2	Employment Agreement with Lt. Gen. Charles J. Searock.
99.3	Employment Agreement with Don Meyers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRC CRYSTAL RESEARCH CORPORATION

Dated: May 29, 2008	By:	/s/ Kiril A. Pandelisev
Dr. Kiril A. Pandelisev
Title: Chief Executive Officer